Calculation of Filing Fee Tables
F-3
Nebius Group N.V.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A Ordinary Shares, nominal value EUR0.01	457(a)	27,210,800	$ 50.85	$ 1,383,669,180.00	0.0001531	$ 211,839.75
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,383,669,180.00		$ 211,839.75
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 211,839.75
Offering Note
[1]	Represents Nebius Group N.V. (the "Registrant") class A ordinary shares that will be offered for resale by the selling holders pursuant to the prospectus supplement to which this exhibit is attached. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the shares being registered hereunder include such indeterminate number of additional ordinary shares as may be issuable as a result of share splits, share dividends or similar transactions with respect to the shares being registered hereunder. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act, and based upon the average of the high and low prices of the Registrant's class A ordinary shares as reported on the Nasdaq Global Select Market on June 26, 2025. In accordance with Rules 456(b) and 457(r) under the Securities Act the registrant initially deferred payment of all of the Registration fees for the Registration Statement on Form F-3ASR (Registration No. 333- 286932), which was filed May 2, 2025.

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $1,383,669,180.00. The prospectus is a final prospectus for the related offering.